UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2016

Cogint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-757-4000

IDI, Inc.

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2016, IDI, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name to Cogint, Inc. (the “Certificate of Amendment”), which Certificate of Amendment became effective at 1:00 a.m. Eastern Time on September 26, 2016. The name change was approved by the Company’s Board of Directors pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”). Under the DGCL, stockholder approval was not required.

In conjunction with the name change, the Board of Directors also approved an administrative amendment to the Company’s Bylaws to reflect the Company’s new name (the “Amended and Restated Bylaws”), which Amended and Restated Bylaws became effective on September 26, 2016.

A copy of the Certificate of Amendment effecting the name change and a copy of the Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Also in conjunction with the name change, a new form of common stock certificate was adopted, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 13, 2016, the Board of Directors of the Company determined that it was in the best interests of the Company to amend and restate the Company’s Code of Ethics (the “Code of Ethics”) to comply with the Corporate Governance requirements of The NASDAQ Global Market (“NASDAQ”). The new Code of Ethics became effective on September 26, 2016 in connection with the Company’s listing on NASDAQ.

A copy of the Code of Ethics is attached hereto as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of IDI, Inc.

3.2	Amended and Restated Bylaws of Cogint, Inc.

4.1	Form of Common Stock Certificate of Cogint, Inc.

14.1	Code of Ethics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 26, 2016	IDI, Inc.

	By:	/s/ Derek Dubner
	Name:	Derek Dubner
	Title:	CEO

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of IDI, Inc.

3.2	Amended and Restated Bylaws of Cogint, Inc.

4.1	Form of Common Stock Certificate of Cogint, Inc.

14.1	Code of Ethics.

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